UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2007

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2007, Martek Biosciences Corporation ("Martek") and DSM Food Specialties B.V. ("DSM") entered into the Second Amendment to the ARA Alliance, Purchase, and Production Agreement (the "Second Amendment"). The Second Amendment is deemed effective as of January 1, 2007, and amends the ARA Alliance, Purchase, and Production Agreement (the "Base Agreement’) entered into by Martek and DSM on April 19, 2004 pursuant to which Martek and DSM entered into cross-licensing, purchase and production arrangements, as amended by the First Amendment thereto dated December 31, 2005 (the "First Amendment"; with the Base Agreement, the "Agreement"), related to arachidonic acid ("ARA"), a long-chain fatty acid that Martek sells as an infant formula ingredient in combination with docosahexaenoic acid ("DHA"). The Agreement is described in Martek’s Form 10-K/A for the fiscal year ended October 31, 2006. The Base Agreement is filed as exhibit 10.31 to Martek’s Form 10-Q/A for the quarter ended April 30, 2004, and the First Amendment is filed as exhibit 10.39 to Martek’s Form 10-Q for the quarter ended January 31, 2006.

The Second Amendment serves to further amend, clarify and expand certain provisions of the Agreement. The Second Amendment provides for the following material terms:

o The establishment of minimum ARA purchase quantities for Martek during calendar years 2007 and 2008. As of July 25, 2007, the value of the remaining 2007 and full 2008 minimum purchase requirements are approximately $43 million and $89 million, respectively. The minimum purchase quantities for 2007 and 2008 approximate the amounts expected to be purchased by Martek in the normal course of business during the respective periods.

o The establishment of ARA pricing to Martek for calendar 2007 and the establishment of ARA pricing parameters and methodologies for calendar years 2008, 2009 and, if certain criteria are met, 2010.

o The establishment of a means by which DSM and Martek will share in the economic risks associated with exchange rate fluctuations between the U.S. dollar and the Euro, the currency in which a portion of the ARA purchase price is denominated.

o The resolution of all outstanding issues with respect to any payments owed by one party to the other under the Agreement related to periods prior to January 1, 2007.

o The granting to DSM by Martek of a license to sell ARA for certain adult applications in return for a royalty stream.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

July 30, 2007	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer